Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

AND RESULTS OF DRILLING WELLS

EL DORADO, Arkansas, July 30, 2008 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the second quarter of 2008 was $627.0 million ($3.27 per diluted share) compared to net income of $250.3 million ($1.32 per diluted share) in the second quarter of 2007. Net income in the second quarter 2008 included a $67.9 million after-tax gain ($0.35 per diluted share) on sale of the Lloydminster properties in Western Canada. Net income in the second quarter 2007 included after-tax costs of $24.0 million ($0.13 per diluted share) for closure of 55 retail gasoline stations in the U.S. and Canada.

For the first six months of 2008, net income totaled $1,036.0 million ($5.40 per diluted share) compared to net income of $360.9 million ($1.90 per diluted share) for the same period in 2007. The 2008 six-month period included after-tax gains from the sales of Canadian assets totaling $108.3 million ($0.57 per diluted share).

Second Quarter 2008 vs. Second Quarter 2007

Exploration and Production (E&P)

The Company’s income from exploration and production operations was $585.0 million in the second quarter of 2008 compared to $149.3 million in the same quarter of 2007. Income for the 2008 quarter included an after-tax gain of $67.9 million from sale of the Lloydminster properties in Canada. Income in the 2008 quarter was favorably affected by higher crude oil prices and sales volumes compared to 2007. Natural gas sales prices increased in 2008 compared to 2007, but natural gas production volumes fell slightly. Total crude oil and gas liquids production was 111,493 barrels per day in the second quarter of 2008 compared to 79,949 barrels per day in the 2007 quarter, with the increase primarily attributable to production at the Kikeh field, offshore Sabah, Malaysia, which started up in the third quarter of 2007. Crude oil production was lower off the East Coast of Canada due to more downtime for maintenance at Terra Nova and field decline at Hibernia and Terra Nova. Crude oil sales volumes averaged 110,366 barrels per day in the second quarter of 2008 compared to 83,629 barrels per day in the 2007 period. The Company’s worldwide crude oil and condensate sales prices averaged $110.14 per barrel for the second quarter of 2008 compared to $57.19 per barrel in the second quarter of 2007. Natural gas sales volumes decreased from 57 million cubic feet per day in the second quarter of 2007 to 55 million cubic feet per day in the 2008 quarter, primarily due to the sale of Berkana Energy in Canada in January 2008. North American natural gas sales prices averaged $11.70 per thousand cubic feet (MCF) in the 2008 quarter compared to $8.02 per MCF in the same quarter of 2007. Exploration expenses were $47.9 million in the second quarter of 2008 compared to $30.1 million in the same period of 2007, with the increase mainly attributable to undeveloped leasehold amortization expense for the Tupper properties in British Columbia, the first phase of which is under development for fourth quarter 2008 natural gas production.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated income of $77.3 million in the second quarter 2008 compared to income of $124.2 million in the same quarter of 2007. The R&M earnings decline in the 2008 second quarter was primarily in North America, where earnings were $5.0 million in the 2008 quarter compared to $107.2 million in the 2007 quarter. U.S. refining and marketing margins in the 2008 quarter were much weaker than in the 2007 quarter, and the Company’s Superior, Wisconsin refinery was shut down for a complete turnaround for five weeks during the 2008 quarter. The 2007 quarter included $24.0 million of after-tax charges associated with closure of 55 retail gasoline stations in the U.S. and Canada. Income for the United Kingdom R&M business improved from $17.0 million in the 2007 second quarter to $72.3 million in the 2008 quarter due to stronger refining margins and to the Company’s larger U.K. refining system following the acquisition of 70% interest in the Milford Haven, Wales refinery in December 2007.

Corporate

Corporate functions had net costs of $35.3 million in the 2008 second quarter compared to net costs of $23.2 million in 2007. Net costs increased in 2008 due to a combination of higher administrative expenses and higher net interest expense, which was attributable to both higher borrowing levels and lower amounts capitalized to oil and gas development projects. The Company capitalized most of its interest expense to the Kikeh oil development project in the second quarter of 2007.

First Six Months 2008 vs. First Six Months 2007

Exploration and Production (E&P)

The Company’s E&P business earned $1,013.0 million in the first six months of 2008 compared to earnings of $238.1 million in the same period of 2007. Earnings in 2008 were favorably affected by higher crude oil sales prices and sales volumes. The Company also benefited from higher natural gas sales prices, slightly higher natural gas sales volumes, and after-tax gains of $108.3 million on properties sold in Western Canada. Crude oil and gas liquids production for the first six months of 2008 averaged 112,416 barrels per day compared to 82,241 barrels per day in 2007. The production increase in 2008 was mostly caused by crude oil produced at the Kikeh field, offshore Sabah, Malaysia. Natural gas sales volumes were 62 million cubic feet per day in 2008 compared to 59 million cubic feet per day in 2007, with the increase mostly resulting from 2008 production at the Mondo NW field in the Gulf of Mexico following its start-up in July 2007, but partially offset by lower natural gas sales volumes in Canada following the early 2008 sale of Berkana Energy. Crude oil and condensate sales prices averaged $96.73 per barrel in the 2008 period compared to $52.47 per barrel in 2007. North American natural gas was sold at an average of $9.83 per MCF in 2008, compared to $7.64 per MCF in 2007. Exploration expenses were $114.4 million in 2008 compared to $78.5 million in 2007. The increase in the 2008 period primarily resulted from higher undeveloped lease amortization expense, which was mostly attributable to the Tupper natural gas field in British Columbia, and higher geophysical costs, but these were partially offset by lower dry hole costs in the U.S.

Refining and Marketing (R&M)

The Company’s refining and marketing operations had earnings of $87.5 million in the first six months of 2008, compared to earnings of $159.9 million in the same 2007 period. The 2007 period included an after-tax charge of $24.0 million related to closing 55 retail gasoline stations in the U.S. and Canada. Income from North American R&M operations declined from $141.7 million in the 2007 period to $6.0 million in 2008 due to lower refining and marketing margins in the current period. Income from R&M operations in the U.K. improved in 2008 to $81.5 million compared to 2007 income of $18.2 million due to better margins for both refining and marketing operations, and due to the Company’s larger U.K. refining system related to full ownership of the Milford Haven, Wales refinery.

Corporate and Other

Corporate after-tax costs were $64.5 million in the first six months of 2008 compared to costs of $37.1 million in the 2007 period. The increased costs in 2008 were caused by higher net interest expense after capitalization to development projects, higher foreign currency exchange losses and higher administrative expenses during the current period. Total after-tax costs for foreign currency exchange were $10.7 million in the 2008 period compared to costs of $5.5 million in the same period of 2007.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Overall financial results have been strong and our operating businesses have been quite active. The ramp-up of the Kikeh field offshore Malaysia is continuing, with 10 wells now on production at a gross rate of 85,000 barrels of oil per day. At the Tupper field development in Canada, 26 wells have been drilled to date, with the drilling program ongoing and first natural gas production slated for the fourth quarter. In Gulf of Mexico drilling, we have made a modest natural gas discovery at the Diamond prospect, but the Sapphire well was unsuccessful. In our downstream business, the Milford Haven acquisition in late 2007 showed its value in the second quarter by contributing greatly to the strong earnings in the U.K. Refining margins in the U.S. remain under pressure and U.K. refining margins have retrenched compared to the second quarter. We continue to see increases in per-station U.S. retail fuel and non-fuel sales volumes versus a year ago.

Total production volumes in the third quarter 2008 should average 128,000 barrels of oil equivalent per day, but sales volumes are projected to average 117,000 barrels of oil equivalent per day. We currently expect earnings in the third quarter to be between $2.80 and $3.10 per diluted share. This earnings projection includes a contribution from our refining and marketing business ranging from $50 million to $65 million, and total exploration expense ranging from $55 million to $110 million. Projected results for the third quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss second quarter 2008 results on Thursday, July 31, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via telephone by dialing 1-800-218-9073. The telephone reservation number for the call is 11116776. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through August 4 by calling 1-800-405-2236. Audio downloads of the conference will be available on Murphy’s website through September 1, 2008.

Summary financial data and operating statistics for the second quarter and first six months of 2008 with comparisons to 2007 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2008		Three Months Ended June 30, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$182.5	71.4	104.7	23.8
Canada	477.0	236.4	240.1	91.0
United Kingdom	37.5	14.4	45.3	14.8
Malaysia	544.1	271.2	48.8	15.1
Ecuador	18.9	.7	37.1	9.9
Other	(.6)	(9.1)	.8	(5.3)

	1,259.4	585.0	476.8	149.3

Refining and marketing
North America	5,532.8	5.0	3,871.7	107.2
United Kingdom	1,594.6	72.3	288.5	17.0

	7,127.4	77.3	4,160.2	124.2

	8,386.8	662.3	4,637.0	273.5
Intersegment transfers elimination	(26.7)	–	(22.0)	–

	8,360.1	662.3	4,615.0	273.5
Corporate	3.1	(35.3)	(1.4)	(23.2)

Total revenues/net income	$8,363.2	627.0	4,613.6	250.3

	Six Months Ended June 30, 2008		Six Months Ended June 30, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$325.6	118.5	198.6	34.5
Canada	826.5	387.7	442.6	156.5
United Kingdom	123.6	46.5	82.8	26.9
Malaysia	1,008.7	475.9	92.9	24.9
Ecuador	42.1	1.5	62.5	14.0
Other	.8	(17.1)	1.9	(18.7)

	2,327.3	1,013.0	881.3	238.1

Refining and marketing
North America	10,063.0	6.0	6,692.2	141.7
United Kingdom	2,552.2	81.5	514.6	18.2

	12,615.2	87.5	7,206.8	159.9

	14,942.5	1,100.5	8,088.1	398.0
Intersegment transfers elimination	(50.2)	–	(45.1)	–

	14,892.3	1,100.5	8,043.0	398.0
Corporate	3.6	(64.5)	5.5	(37.1)

Total revenues/net income	$14,895.9	1,036.0	8,048.5	360.9

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2008 AND 2007

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Three Months Ended June 30, 2008
Oil and gas sales and other revenues	$182.5	343.0	37.5	544.1	18.9	(.6)	134.0	1,259.4
Production expenses	15.8	22.6	3.2	55.6	7.7	–	52.9	157.8
Depreciation, depletion and amortization	28.4	30.0	3.7	51.4	9.9	.2	6.5	130.1
Accretion of asset retirement obligations	1.5	1.1	.6	1.3	—	.2	.2	4.9
Exploration expenses
Dry holes	(.3)	—	—	(1.4)	—	—	—	(1.7)
Geological and geophysical	11.9	2.1	—	(.5)	—	.1	—	13.6
Other	2.8	.1	.3	.1	—	3.7	—	7.0

	14.4	2.2	.3	(1.8)	—	3.8	—	18.9
Undeveloped lease amortization	6.6	22.1	—	—	—	.3	—	29.0

Total exploration expenses	21.0	24.3	.3	(1.8)	—	4.1	—	47.9

Selling and general expenses	4.9	3.2	.8	(.7)	.2	4.3	.2	12.9

Results of operations before taxes	110.9	261.8	28.9	438.3	1.1	(9.4)	74.2	905.8
Income tax provisions (benefits)	39.5	76.5	14.5	167.1	.4	(.3)	23.1	320.8

Results of operations (excluding corporate overhead and interest)	$71.4	185.3	14.4	271.2	.7	(9.1)	51.1	585.0

Three Months Ended June 30, 2007
Oil and gas sales and other revenues	$104.7	167.5	45.3	48.8	37.1	.8	72.6	476.8
Production expenses	17.2	26.6	7.3	10.1	9.7	—	29.0	99.9
Depreciation, depletion and amortization	16.7	40.0	6.6	7.5	10.2	.2	6.0	87.2
Accretion of asset retirement obligations	1.0	1.2	.5	.9	—	.1	.1	3.8
Exploration expenses
Dry holes	14.3	(.1)	—	.1	.1	(.4)	—	14.0
Geological and geophysical	1.6	1.5	—	.3	—	1.7	—	5.1
Other	3.3	.1	.1	—	—	1.0	—	4.5

	19.2	1.5	.1	.4	.1	2.3	—	23.6
Undeveloped lease amortization	4.4	1.7	—	—	—	.4	—	6.5

Total exploration expenses	23.6	3.2	.1	.4	.1	2.7	—	30.1

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	6.8	4.4	.9	3.0	.3	2.9	.2	18.5

Results of operations before taxes	36.8	92.1	29.9	26.9	16.8	(5.1)	37.3	234.7
Income tax provisions	13.0	28.4	15.1	11.8	6.9	.2	10.0	85.4

Results of operations (excluding corporate overhead and interest)	$23.8	63.7	14.8	15.1	9.9	(5.3)	27.3	149.3

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil - Canada	Total
Six Months Ended June 30, 2008
Oil and gas sales and other revenues	$325.6	587.9	123.6	1,008.7	42.1	.8	238.6	2,327.3
Production expenses	32.7	46.5	13.2	109.0	17.3	—	101.0	319.7
Depreciation, depletion and amortization	55.6	59.9	14.0	103.5	22.1	.4	13.2	268.7
Accretion of asset retirement obligations	2.9	2.4	1.1	2.6	—	.4	.4	9.8
Exploration expenses
Dry holes	.2	—	—	(1.7)	—	—	—	(1.5)
Geological and geophysical	22.1	12.6	—	12.2	—	.7	—	47.6
Other	4.3	.2	.4	.1	—	6.8	—	11.8

	26.6	12.8	.4	10.6	—	7.5	—	57.9
Undeveloped lease amortization	11.7	44.1	—	—	—	.7	—	56.5

Total exploration expenses	38.3	56.9	.4	10.6	—	8.2	—	114.4

Selling and general expenses	12.0	6.8	1.8	.5	.3	8.8	.4	30.6
Minority interest	—	.3	—	—	—	—	—	.3

Results of operations before taxes	184.1	415.1	93.1	782.5	2.4	(17.0)	123.6	1,583.8
Income tax provisions	65.6	113.3	46.6	306.6	.9	.1	37.7	570.8

Results of operations (excluding corporate overhead and interest)	$118.5	301.8	46.5	475.9	1.5	(17.1)	85.9	1,013.0

Six Months Ended June 30, 2007
Oil and gas sales and other revenues	$198.6	303.0	82.8	92.9	62.5	1.9	139.6	881.3
Production expenses	43.4	46.8	13.2	17.2	18.8	—	60.5	199.9
Depreciation, depletion and amortization	33.4	75.4	12.4	15.8	18.7	.3	11.8	167.8
Accretion of asset retirement obligations	1.8	2.2	1.0	1.6	—	.3	.3	7.2
Exploration expenses
Dry holes	27.5	.9	—	.1	.3	(.4)	—	28.4
Geological and geophysical	11.4	4.3	—	5.1	—	9.1	—	29.9
Other	3.8	.2	.2	—	—	3.1	—	7.3

	42.7	5.4	.2	5.2	.3	11.8	—	65.6
Undeveloped lease amortization	8.9	3.2	—	—	—	.8	—	12.9

Total exploration expenses	51.6	8.6	.2	5.2	.3	12.6	—	78.5

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	12.3	8.5	1.9	6.8	.5	6.9	.4	37.3

Results of operations before taxes	53.5	161.5	54.1	46.3	24.2	(18.2)	66.6	388.0
Income tax provisions	19.0	51.9	27.2	21.4	10.2	.5	19.7	149.9

Results of operations (excluding corporate overhead and interest)	$34.5	109.6	26.9	24.9	14.0	(18.7)	46.9	238.1

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$8,363,150	4,613,627	14,895,881	8,048,511

Costs and expenses
Crude oil and product purchases	6,660,439	3,654,703	11,816,490	6,379,087
Operating expenses	431,205	309,952	832,085	606,435
Exploration expenses	47,900	30,168	114,396	78,504
Selling and general expenses	55,569	54,729	114,457	107,718
Depreciation, depletion and amortization	165,272	114,740	338,094	222,727
Impairment of long-lived assets	—	40,708	—	40,708
Accretion of asset retirement obligations	5,128	3,802	10,284	7,264
Interest expense	21,551	17,121	42,704	32,610
Interest capitalized	(5,995)	(16,588)	(12,944)	(31,245)
Minority interest	—	(2)	298	24

	7,381,069	4,209,333	13,255,864	7,443,832

Income before income taxes	982,081	404,294	1,640,017	604,679
Income tax expense	355,077	154,052	604,021	243,803

Net income	$627,004	250,242	1,035,996	360,876

Net income per Common share
Basic	$3.31	1.33	5.47	1.93
Diluted	$3.27	1.32	5.40	1.90
Cash dividends per Common share	$.1875	.15	.375	.30
Average Common shares outstanding (thousands)
Basic	189,564	187,616	189,372	187,361
Diluted	191,731	190,161	191,832	189,954

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Activities
Net income	$627,004	250,242	1,035,996	360,876
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	165,272	114,740	338,094	222,727
Impairment of long-lived assets	—	40,708	—	40,708
Amortization of deferred major repair costs	6,540	4,512	13,176	10,062
Expenditures for asset retirements	(1,717)	(1,094)	(2,928)	(3,872)
Dry hole costs (credits)	(1,736)	13,973	(1,495)	28,420
Amortization of undeveloped leases	29,027	6,471	56,515	12,846
Accretion of asset retirement obligations	5,128	3,802	10,284	7,264
Deferred and noncurrent income tax charges	56,469	8,437	167,253	18,971
Pretax gain from disposition of assets	(91,860)	(455)	(134,246)	(808)
Net (increase) decrease in operating working capital other than cash and cash equivalents	245,831	923	616	(31,522)
Other—net	22,099	9,048	25,321	17,639

Net cash provided by operating activities	1,062,057	451,307	1,508,586	683,311

Investing Activities
Property additions and dry holes	(504,554)	(513,150)	(1,014,916)	(813,426)
Proceeds from sale of assets	256,551	1,218	360,677	17,944
Purchases of marketable securities	(345,072)	—	(345,072)	—
Expenditures for major repairs	(25,476)	(8,181)	(33,152)	(8,214)
Other—net	(5,866)	(4,173)	(11,615)	(6,924)

Net cash required by investing activities	(624,417)	(524,286)	(1,044,078)	(810,620)

Financing Activities
Increase (decrease) in notes payable	(170,686)	149,993	27,000	279,950
Decrease in nonrecourse debt of a subsidiary	(5,235)	(4,884)	(5,235)	(4,884)
Proceeds from exercise of stock options and employee stock purchase plans	10,521	8,571	20,443	20,791
Excess tax benefits related to exercise of stock options	8,364	3,974	18,310	10,706
Cash dividends paid	(35,662)	(28,244)	(71,227)	(56,420)
Other—net	—	(759)	—	(759)

Net cash provided (required) by financing activities	(192,698)	128,651	(10,709)	249,384

Effect of exchange rate changes on cash and cash equivalents	2,434	28,104	(11,001)	27,991

Net increase in cash and cash equivalents	247,376	83,776	442,798	150,066
Cash and cash equivalents at beginning of period	869,129	609,680	673,707	543,390

Cash and cash equivalents at end of period	$1,116,505	693,456	1,116,505	693,456

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2007)

(Millions of dollars)

			June 30, 2008	Dec. 31, 2007
Total current assets			$4,256.9	2,886.8
Total current liabilities			2,695.5	2,109.3
Total assets			12,243.7	10,535.8
Long-term debt
Notes payable			1,540.1	1,513.0
Nonrecourse debt			—	3.2
Stockholders' equity			6,074.2	5,066.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Capital expenditures
Exploration and production
United States	$127.0	78.2	277.8	144.7
Canada	107.6	175.9	205.9	228.3
Malaysia	136.7	155.2	289.4	312.4
Other	40.8	56.2	94.6	101.8

	412.1	465.5	867.7	787.2

Refining and marketing
North America	88.1	58.0	204.9	92.5
United Kingdom	12.3	2.5	15.3	5.8

	100.4	60.5	220.2	98.3

Corporate	0.8	0.7	1.8	2.1

Total capital expenditures	513.3	526.7	1,089.7	887.6

Charged (credited) to exploration expenses*
United States	14.4	19.2	26.6	42.7
Canada	2.2	1.5	12.8	5.4
Malaysia	(1.8)	0.4	10.6	5.2
Other	4.1	2.5	7.9	12.3

Total charged to exploration expenses	18.9	23.6	57.9	65.6

Total capitalized	$494.4	503.1	1,031.8	822.0

*Excludes amortization of undeveloped leases of	$29.0	6.5	56.5	12.9

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net crude oil, condensate and gas liquids produced – barrels per day	111,493	79,949	112,416	82,241
United States	12,880	13,458	12,496	13,775
Canada – light	—	592	93	560
– heavy	9,259	9,554	9,583	11,224
– offshore	16,555	20,843	17,636	19,666
– synthetic	11,305	11,427	11,368	12,073
United Kingdom	5,335	5,461	6,031	5,887
Malaysia	48,382	9,578	47,380	9,990
Ecuador	7,777	9,036	7,829	9,066

Net crude oil, condensate and gas liquids sold – barrels per day	110,366	83,629	118,649	84,046
United States	12,880	13,458	12,496	13,775
Canada – light	—	592	93	560
– heavy	9,259	9,554	9,583	11,224
– offshore	16,241	21,705	16,697	20,150
– synthetic	11,305	11,427	11,368	12,073
United Kingdom	2,618	6,859	5,695	6,675
Malaysia	51,310	9,885	54,728	9,899
Ecuador	6,753	10,149	7,989	9,690

Net natural gas sold – thousands of cubic feet per day	54,739	56,579	61,861	58,837
United States	44,806	41,879	50,845	42,596
Canada	2,068	8,655	3,254	9,054
United Kingdom	7,865	6,045	7,762	7,187

Total net hydrocarbons produced – equivalent barrels per day*	120,616	89,379	122,726	92,047
Total net hydrocarbons sold – equivalent barrels per day*	119,489	93,059	128,959	93,852

*Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$117.99	59.39	105.25	54.84
Canada (2) – light	—	49.66	70.37	50.40
– heavy	81.76	29.65	67.19	31.18
– offshore	121.21	67.19	108.44	61.43
– synthetic	129.51	69.92	114.96	63.91
United Kingdom	121.77	66.68	103.86	61.59
Malaysia (3)	115.45	55.47	101.86	51.66
Ecuador (4)	30.17	40.14	28.46	35.55
Natural gas – dollars per thousand cubic feet
United States (1)	$11.83	8.18	9.98	7.76
Canada (2)	8.80	7.22	7.44	7.08
United Kingdom (2)	11.46	6.58	10.98	6.76

Refinery inputs – barrels per day	246,080	181,149	245,294	180,542
North America	126,860	145,289	131,205	147,714
United Kingdom	119,220	35,860	114,089	32,828

Petroleum products sold – barrels per day	549,539	439,099	536,800	430,597
North America	423,363	402,720	425,387	395,117
Gasoline	310,422	298,161	309,103	286,505
Kerosine	88	209	2,011	1,808
Diesel and home heating oils	92,520	79,559	94,824	83,873
Residuals	15,550	15,897	14,409	15,627
Asphalt, LPG and other	4,783	8,894	5,040	7,304
United Kingdom	126,176	36,379	111,413	35,480
Gasoline	41,394	11,174	36,019	11,667
Kerosine	14,196	3,667	12,229	3,412
Diesel and home heating oils	45,488	11,870	36,529	12,134
Residuals	14,200	3,674	13,290	3,373
LPG and other	10,898	5,994	13,346	4,894

(1) Includes intracompany transfers at market prices.

(2) U.S. dollar equivalent.

(3) Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309 and K.

(4) All prices are net of legislated revenue sharing with the Ecuadorian government.